Exhibit 99.1

Summit Midstream Partners, LP Announces Commencement of a Cash Tender Offer to Purchase Any and All of Its Subsidiaries’ 8.500% Senior Secured Second Lien Notes Due 2026

HOUSTON, July 17, 2024 /PRNewswire/ -- Summit Midstream Partners, LP (NYSE: SMLP) (“Summit,” “SMLP” or the “Partnership”) announced today that Summit Midstream Holdings, LLC (“Holdings”) and Summit Midstream Finance Corp. (together with Holdings, the “Issuers”), which are subsidiaries of the Partnership, have commenced a cash tender offer (the “Tender Offer”) to purchase any and all of their outstanding 8.500% Senior Secured Second Lien Notes due 2026 (the “Notes”). The Tender Offer is being made pursuant to, and upon the terms and conditions set forth in, an Offer to Purchase, dated as of the date hereof (the “Offer to Purchase”), and the accompanying Notice of Guaranteed Delivery (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”).

Certain information regarding the Notes and the U.S. Treasury Reference Security, the Bloomberg reference page and the fixed spread is set forth in the table below.

Title of Security (1)	CUSIP Numbers	Aggregate Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
8.500% Senior Secured Second Lien Notes due 2026	144A: 86614WAE6 Reg S: U8604TAB2	$764,464,000	0.625% U.S. Treasury due October 15, 2024	FIT3	0 bps

(1)	The interest rate was increased to 9.500% on April 1, 2024

The Tender Offer will expire at 5:00 P.M., New York City time, on July 23, 2024, unless extended or earlier terminated by the Issuers in their sole discretion (such date and time, as the same may be extended, the “Expiration Time”). Tendered Notes may be withdrawn prior to or at the earlier of (i) the Expiration Time, and (ii) if the Tender Offer is extended, the 10th business day after the commencement of the Tender Offer. Holders of the Notes are urged to read the Tender Offer Documents carefully before making any decision with respect to the Tender Offer. The Issuers reserve the right to amend, extend or terminate the Tender Offer at any time.

The consideration (the “Purchase Price”) for each $1,000 principal amount of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT3 series of pages, at 2:00 p.m. New York City time, on July 23, 2024, unless the Tender Offer is extended or earlier terminated by the Issuers. The Issuers expect that the Settlement Date will be on the same date for each of (i) accepted Notes that are validly tendered prior to the Expiration Time and (ii) accepted Notes that are delivered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents. In addition to the Purchase Price, holders of Notes that are validly tendered and accepted for purchase will also receive accrued and unpaid interest to, but not including, the Settlement Date. The “Settlement Date” for the Notes will be promptly following the Expiration Time. It is anticipated that the Settlement Date for the Notes will be July 26, 2024.

The consummation of the Tender Offer is not conditioned upon any minimum amount of Notes being tendered for purchase. However, the Tender Offer is subject to the satisfaction of certain conditions, including the consummation, on terms and conditions satisfactory to the Company in its sole discretion, of an offering of at least $500.0 million aggregate principal amount of senior secured second lien notes by the Company and certain other customary conditions.

The Tender Offer is being made pursuant to the Offer to Purchase and the Notice of Guaranteed Delivery, which set forth the complete terms and conditions of the Tender Offer. The Tender Offer is made only by and pursuant to the terms set forth in the Offer to Purchase and the Notice of Guaranteed Delivery, and the information in this press release is qualified by reference to such document. Subject to applicable law, the Issuers may amend, extend or terminate the Tender Offer. In connection with the Tender Offer, the Issuers retained RBC Capital Markets, LLC as the Dealer Manager. Questions regarding the Tender Offer should be directed to RBC Capital Markets, LLC at liability.management@rbccm.com, Attn: Liability Management or by calling collect at (212) 618-7843 or toll-free at (877) 381-2099. Copies of the Tender Offer Documents may be requested from the tender agent for the Tender Offer, D.F. King & Co., Inc., at (866) 342-4883 (Toll-Free) or (212) 269-5550, or by email at smlp@dfking.com, and may be accessed online at www.dfking.com/smlp.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any Notes.

THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND THE NOTICE OF GUARANTEED DELIVERY THAT THE ISSUERS WILL DISTRIBUTE TO THEIR NOTEHOLDERS AND NOTEHOLDERS SHOULD READ CAREFULLY THE OFFER TO PURCHASE BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. NOTEHOLDERS ARE URGED TO CAREFULLY READ THE OFFER TO PURCHASE AND NOTICE OF GUARANTEED DELIVERY PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. THE PARTNERSHIP, THE ISSUERS AND THE DEALER MANAGER DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR NOTES PURSUANT TO THE TENDER OFFER.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in four unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (iv) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMLP or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its Annual Report on Form 10-K for the year ended December 31, 2023, which the Partnership filed with the Securities and Exchange Commission on March 15, 2024, as amended and updated from time to time, including by the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, which the Partnership filed with the SEC on May 6, 2024, and by Exhibit 99.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 3, 2024. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

832-413-4770, ir@summitmidstream.com